UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 16, 2014

TransEnterix, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

635 Davis Drive, Suite 300, Morrisville, North Carolina		27560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 16, 2014, TransEntrix Surgical, Inc., a Delaware corporation (the "Company") entered into the Amendment No. 1 to the Development and Supply Agreement (the "Amendment") with Microline Surgical, Inc. ("Microline"). TransEnterix Surgical, Inc. is a wholly owned subsidiary of TransEnterix, Inc. (the "Issuer").
The Amendment amends, effective February 13, 2014, the Development and Supply Agreement, dated November 4, 2011 (the "Original Agreement") between Microline and the Company pursuant to which Microline designed and developed a fully disposable flexible vessel sealing product (an "FVS Product") and the Microline Universal Power Supply product ("UPS Product") and agreed to supply them to the Company. Under the Amendment, the Company and Microline have agreed that: (1) the Company’s purchase of 500 Pilot Production Units (as defined in the Original Agreement), 500 FVS Products and 20 UPS Products meet the Year 1 minimums set forth in the Original Agreement; (2) the term during which Microline must meet the Company’s product requirements is reduced to one year; (3) the minimum product purchase requirements under the Original Agreement are reduced; and (4) the renewal terms of the Original Agreement are eliminated. The Amendment is filed as Exhibit 10.1 to this Report and incorporated herein by reference. This summary of the Amendment is qualified in its entirety to the provisions of the Amendment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibits

10.1 Amendment No. 1 to Development and Supply Agreement, dated as of July 16, 2014, by and between Microline Surgical, Inc. and TransEnterix, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransEnterix, Inc.

July 18, 2014	By:	/s/ Joseph P. Slattery

Name: Joseph P. Slattery
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Development and Supply Agreement, dated as of July 16, 2014, by and between Microline Surgical, Inc. and TransEnterix, Inc.